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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-42244 of Webvan Group, Inc. and Subsidiaries on Form S-4 of our report dated January 26, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning restatement of the 1998 and 1997 consolidated financial statements), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP


San Jose, California

August 3, 2000